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Exhibit 23.3 Consent of PricewaterhouseCoopers LLP


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 17, 2003, except for Note 1 to the financial statements of Emergency Filtration Products, Inc. (the "Company") for the year ended December 31, 2002, "Correction of an Error", as to which the date is October 20, 2003, relating to the financial statements of the Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Las Vegas, Nevada
April 2, 2004